EXHIBIT 10.1
INGRAM MICRO INC.
2011 INCENTIVE PLAN
          Ingram Micro Inc., a Delaware corporation (“Ingram Micro”), has adopted this Ingram Micro Inc. 2011 Incentive Plan (the “Plan”), effective as of the Effective Date (as provided in Section 15(a)). This Plan amends and restates in its entirety the Ingram Micro Inc. Amended and Restated 2003 Equity Incentive Plan (the “Amended and Restated 2003 Plan”) and consolidates the Ingram Micro Inc. 2008 Executive Incentive Plan (the “Executive Incentive Plan”) into the Plan.
          The effectiveness of the Plan is subject to approval by the shareholders of Ingram Micro. In the event that the Plan is not approved by Ingram Micro’s shareholders, (i) each of the Amended and Restated 2003 Plan and the Executive Incentive Plan will continue in full force in accordance with its terms as in effect immediately prior to the adoption of the Plan, and the Plan will not take effect, and (ii) Ingram Micro may continue to grant awards under each of the Amended and Restated 2003 Plan and the Executive Incentive Plan subject to the terms and conditions set forth therein.
     Section 1. Purpose. The purposes of the Plan are to promote the interests of Ingram Micro and its shareholders by (i) attracting and retaining exceptional members of the Board, executive personnel and other key employees of Ingram Micro and its Affiliates, as defined below; (ii) motivating such employees and Board members by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees and Board members to participate in the long-term growth and financial success of Ingram Micro.
     Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
     “Affiliate” means (i) any entity that is, directly or indirectly, controlled by Ingram Micro and (ii) any other entity in which Ingram Micro has a significant equity interest or which has a significant equity interest in Ingram Micro, in either case as determined by the Committee.
     “Award” means any Option, Stock Appreciation Right, award of Restricted Stock, Performance Award, Restricted Stock Unit or Other Stock-Based Award.
     “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
     “Board” means the Board of Directors of Ingram Micro.
     “Cause” means any of: (i) any willful act or omission by a Participant constituting dishonesty, fraud or other malfeasance, which in any such case is demonstrably injurious to the financial condition or business reputation of Ingram Micro or any of its Affiliates; (ii) a Participant’s commission of a felony or crime of moral turpitude under the laws of the United States or any state thereof or any other jurisdiction in which Ingram Micro or any of its Affiliates conducts business; and (iii) any willful violation by a Participant of any of Ingram Micro’s policies of which such Participant has been given prior notice and which violation is demonstrably detrimental to the best interests of Ingram Micro or any of its Affiliates.
     For purposes of this definition, no act or failure to act will be deemed “willful” unless effected by a Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the best interests of Ingram Micro and its Affiliates.

     “Code” means the United States Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder.
     “Committee” means a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3, Section 162(m) of the Code, and the rules of the New York Stock Exchange, is a “Non-Employee Director” within the meaning of Rule 16b-3, an “Outside Director” as determined under Section 162(m) of the Code, and an “independent director” under the rules of the New York Stock Exchange. Until otherwise determined by the Board, (i) the Human Resources Committee or any successor or replacement thereof designated by the Board shall be the Committee under the Plan with respect to Awards granted to any Eligible Individual, other than a member of the Board who is not an Employee, and (ii) the Governance Committee or any successor or replacement thereof designated by the Board shall be the Committee under the Plan with respect to Awards granted to any member of the Board who is not an Employee.
     “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
     “Disability” shall have the meaning determined from time to time by the Committee.
     “Effective Date” shall have the meaning set forth in Section 15(a) of the Plan.
     “Eligible Individual” means any Employee, including any officer or employee-director of Ingram Micro or any Affiliate, and any member of the Board.
     “Employee” means an employee of Ingram Micro or any Affiliate.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “Executive Officer” means, at any time, an individual who is an executive officer of Ingram Micro within the meaning of Exchange Act Rule 3b-7 or who is an officer of Ingram Micro within the meaning of Exchange Act Rule 16a-1(f).
     “Fair Market Value” means with respect to the Shares, as of any given date or dates, the reported closing price of a share of such class of common stock on such exchange or market as is the principal trading market for such class of common stock as reported in the Wall Street Journal or such other publication selected by the Committee. If such class of common stock is not traded on an exchange or principal trading market on such date, the fair market value of a Share shall be determined by the Committee in good faith taking into account as appropriate recent sales of the Shares, recent valuations of the Shares, the lack of liquidity of the Shares, the fact that the Shares may represent a minority interest and such other factors as the Committee shall in its discretion deem relevant or appropriate.
     “Full Value Award” means any Award other than an Option or a Stock Appreciation Right and that is settled by the issuance of Shares.
     “Greater Than 10% Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
     “Incentive Stock Option” means a right to purchase Shares from Ingram Micro that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     “Ingram Micro” means Ingram Micro Inc., a Delaware corporation, together with any successor thereto.
     “Non-Qualified Stock Option” means a right to purchase Shares from Ingram Micro that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.
     “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
     “Other Stock-Based Award” means an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), other than an Option, Stock Appreciation Right, award of Restricted Stock or Restricted Stick Unit, granted under Section 10 of the Plan.
     “Participant” means any Eligible Individual selected by the Committee to receive an Award under the Plan (and to the extent applicable, any heirs or legal representatives thereof).
     “Performance Award” means a cash bonus, stock bonus, or other performance or incentive award that is paid in cash, Shares or a combination thereof granted under Section 9 of the Plan, including, but not limited to, any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit or Other Stock-Based Award.
     “Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
     “Plan” means this Ingram Micro Inc. 2011 Incentive Plan, as amended from time to time.
     “Prior Plans” means the Ingram Micro Inc. 2000 Equity Incentive Plan, the Ingram Micro Inc. 2003 Equity Incentive Plan, the Ingram Micro Inc. Amended and Restated 2003 Plan and the Executive Incentive Plan.
     “Qualified Performance-Based Compensation” shall have the meaning set forth in Section 9(c) of the Plan.
     “Restricted Stock” means any Shares granted under Section 8 of the Plan.
     “Restricted Stock Unit” means any unit granted under Section 8 of the Plan.
     “Retirement” shall have the meaning determined from time to time by the Committee and shall mean initially termination of employment of Participants residing in a non-European Union country at the time of termination of employment other than by reason of death, Disability or Cause if on the termination date the Participant is at least either (1) 65 years of age and has at least 5 years of service with Ingram Micro and its Affiliates or (2) 55 years of age and has at least 10 years of service with Ingram Micro and its Affiliates.
     “Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
     “SEC” means the United States Securities and Exchange Commission or any successor thereto.
     “Shares” means shares of Class A common stock, $.01 par value, of Ingram Micro or such other securities as may be designated by the Committee from time to time.
     “Stock Appreciation Right” means any right granted under Section 7 of the Plan.

     “Sub-Plan” means any sub-plan or sub-plans adopted by the Committee under Section 14(q) of the Plan.
     “Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by Ingram Micro or with which Ingram Micro combines.
     Section 3. Administration.
     (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting Ingram Micro, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: designate Participants; determine the type or types of Awards to be granted to an Eligible Individual; determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; determine the terms and conditions of any Award and Award Agreement; determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and adopt and administer one or more Sub-Plans. The Committee may, in its sole discretion, delegate to one or more Executive Officers the power to make Awards under the plan provided that at the time of such grant no recipient of such Awards shall be an Executive Officer. Without limiting the foregoing, the Committee may impose such conditions with respect to the exercise and/or settlement of any Awards, including without limitation, any relating to the application of federal or state securities laws or the laws, rules or regulations of any jurisdiction outside the United States, as it may deem necessary or advisable.
     (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including Ingram Micro, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Eligible Individual.
     (c) Prohibitions. Subject to Section 4(c) and Section 12, the Committee may not, without the approval of Ingram Micro’s shareholders, (i) lower the price per share of an Option or Stock Appreciation Right after it is granted, (ii) cancel an Option or Stock Appreciation Right in exchange for cash or another Award (other than in connection with a Substitute Award) when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares, or (iii) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.
     Section 4. Shares Available for Awards.
     (a) Number of Shares. Subject to adjustment as provided in Section 4(c) and 4(d), a total of 25,234,000 Shares may be issued or delivered pursuant to Awards under the Plan, less one (1) Share for every one (1) Share issued in respect of an Option or Stock Appreciation Right granted after the Effective Date (as provided in Section 15(a)), and 2.37 Shares for every one (1) Share issued in respect of a Full Value Award granted after the Effective Date. Shares issued in respect of any Full Value Award granted under the Plan or any award other than an option or stock appreciation right granted under any of the Prior Plans, in each case, on or before the Effective Date shall be counted against the Share limit set forth in the preceding sentence at the ratio of 2.37 Shares for every one (1) Share issued in respect of such award. In addition, subject to adjustment under Section 4(c), no more than 25,234,000 Shares may be subject to Incentive Stock Options granted under the Plan and no Eligible Individual may receive Awards under the Plan in any calendar year that relate to more than 2,000,000 Shares.
     (b) Forfeited or Expired Shares; Settled Awards. If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), or (ii) after the Effective Date, any Shares subject to an award under the Prior Plans are forfeited or expire or an award under the Prior Plans is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 4(e) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares reserved for issuance and delivery of Awards under paragraph (a) of this Section: (i) Shares tendered by a Participant or withheld by Ingram Micro in payment of the exercise price of an Option, (ii) Shares tendered by a Participant or withheld by Ingram Micro to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.
     (c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of Ingram Micro, issuance of warrants or other rights to purchase Shares or other securities of Ingram Micro, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number of Shares of Ingram Micro (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, the number of Shares or other securities of Ingram Micro (or number and kind of other securities or property) subject to outstanding Awards, and the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that except to the extent deemed desirable by the Committee, no such adjustment of Awards (i) of Incentive Stock Options shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, or (ii) with respect to any Award would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.
     (d) Substitute Awards. Substitute Awards shall not reduce the Shares reserved for issuance and delivery of Awards under the Plan or authorized for grant to a Participant. Additionally, in the event that a company acquired by Ingram Micro or any subsidiary of Ingram Micro or with which Ingram Micro or any subsidiary of Ingram Micro combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares reserved for issuance and delivery of Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed immediately before the transaction by Ingram Micro or any of its subsidiaries.

     (e) Shares Again Available for Awards. Any Shares that again become available for issuance and delivery pursuant to this Section 4 shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as 2.37 Shares if such Shares were subject to Full Value Awards granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.
     (f) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
     Section 5. Eligibility. Any Eligible Individual shall be eligible to be designated a Participant.
     Section 6. Stock Options.
     (a) Grant. Subject to the provisions of the Plan and contractual restrictions affecting Ingram Micro, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefore and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.
     (b) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted; provided, however, that except in connection with (i) Substitute Awards and (ii) adjustment of outstanding Options pursuant to Section 4(c), the per share exercise price of an Option shall not be less than the Fair Market Value of a Share on the date of grant (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Shareholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
     (c) Vesting. The period during which the right to exercise, in whole or in part, an Option vests in the Participant shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with Ingram Micro or any Ingram Micro subsidiary, or any other criteria selected by the Committee. At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.
     (d) Term. The maximum term of an Option shall be ten (10) years.
     (e) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter.
     (f) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by Ingram Micro. Such payment may be made: in cash; in Shares (the value of such Shares shall be their Fair Market Value on the date of exercise); by a combination of cash and such Shares; if approved by the Committee, in accordance with a cashless exercise program under which either, if so instructed by a Participant, Shares may be issued directly to such Participant’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or Shares may be issued by Ingram Micro to such Participant’s broker or dealer in consideration of such broker’s or dealer’s irrevocable commitment to pay to Ingram Micro that portion of the proceeds from the sale of such Shares that is equal to the exercise price of the Option(s) relating to such Shares; or in such other manner as permitted by the Committee at the time of grant or thereafter.
     Section 7. Stock Appreciation Rights.
     (a) Grant. Subject to the provisions of the Plan and contractual restrictions affecting Ingram Micro, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof; provided, however, that except in connection with (i) Substitute Awards and (ii) adjustment of outstanding Stock Appreciation Rights pursuant to Section 4(c), the per share grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date of grant. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall have a grant price as determined by the Committee on the date of grant.
     (b) Vesting. The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Participant shall be set by the Committee and the Committee may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with Ingram Micro or any Ingram Micro subsidiary, or any other criteria selected by the Committee. At any time after grant of a Stock Appreciation Right, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.
     (c) Term. The maximum term of a Stock Appreciation Right shall be ten (10) years.
     (d) Exercise and Payment. A Stock Appreciation Right shall entitle a Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.
     (e) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.
     Section 8. Restricted Stock and Restricted Stock Units.
     (a) Grant. Subject to the provisions of the Plan and contractual provisions affecting Ingram Micro, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to Ingram Micro, and the other terms and conditions of such Awards.

     (b) Vesting. The Committee shall determine and specify the date or dates on which the Shares of Restricted Stock and the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more specific criteria, including service to Ingram Micro or any Ingram Micro subsidiary, in each case on a specified date or dates or over any period or periods, as the Committee determines.
     (c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities, or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.
     (d) Dividends and Distributions. If approved by the Committee, dividends and other distributions paid on or in respect of any Shares of Restricted Stock and dividend equivalents with respect to Restricted Stock Units may be paid directly to a Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.
     Section 9. Performance Awards.
     (a) Grant. Subject to the provisions of the Plan and contractual provisions affecting Ingram Micro, the Committee shall have sole and complete authority to determine the Eligible Individuals who shall receive a “Performance Award,” which shall consist of a cash bonus, stock bonus, or other performance or incentive award that is paid in cash, Shares or a combination thereof, including, but not limited to, any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit or Other Stock-Based Award, valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and payable at such time and in such form as the Committee shall determine.
     (b) Terms and Conditions. Subject to the terms of the Plan, any contractual provisions affecting Ingram Micro and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.
     (c) Qualified Performance-Based Compensation. The Committee, in its sole discretion, may determine whether an Award is to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (“Qualified Performance-Based Compensation”). If the Committee, in its sole discretion, decides to grant such an Award to a Covered Employee that is intended to constitute Qualified Performance-Based Compensation, then the provisions of this Section 9(c) shall control over any contrary provision contained in the Plan. The Committee may in its sole discretion grant Awards to other Eligible Individuals that are based on performance criteria but that do not satisfy the requirements of this Section 9(c) and that are not intended to constitute Qualified Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the performance criteria, the objectively determinable adjustments and the achievement of each performance goal with respect to an Award intended to constitute Qualified Performance-Based Compensation shall, to the extent applicable, be determined on the basis of United States generally accepted accounting principles (“GAAP”).
     (i) Performance Goals with Respect to Qualified Performance-Based Compensation. Any performance goals established by the Committee for any Award which is intended to constitute Qualified Performance-Based Compensation shall satisfy the following requirements:

     (A) Such goals shall be based on any one or more of the following performance criteria: asset turn-over, customer satisfaction, market penetration, associate satisfaction or similar indices, price of Ingram Micro’s Class A common stock, shareholder return, return on assets, return on equity, return on investment, return on capital, return on invested capital, return on working capital, return on sales, other return measures, sales productivity, sales growth, total new sales, productivity ratios, expense targets, economic profit, economic value added, net earnings (either before or after one or more of the following: interest, taxes, depreciation and amortization), income (either before or after taxes), operating earnings or profit, gross or net profit or operating margin, gross margin, gross or net sales or revenue, cash flow (including, but not limited to, operating cash flow and free cash flow), net worth, earnings per share, earnings per share growth, operating unit contribution, achievement of annual or multiple year operating profit plans, earnings from continuing operations, costs, expenses, working capital, implementation or completion of critical projects or processes, performance achievements on certain designated projects or objectives, debt levels, market share or similar financial performance measures as may be determined by the Committee, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
     (B) The Committee may, in its sole discretion, provide that one or more of the following objectively determinable adjustments shall be made to one or more of such goals: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by Ingram Micro during the performance period; items related to the disposal or sale of a business or segment of a business; items related to discontinued operations; items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period; or any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets; items that are outside the scope of Ingram Micro’s core, on-going business activities; or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. Such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
     (C) Such goals may be established on a cumulative basis or in the alternative, and may be established on a stand-alone basis with respect to Ingram Micro, any of its operating units, or an individual, or on a relative basis with respect to any peer companies or index selected by the Committee.
     (D) Such goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business.
     (E) Such goals shall be established in such a manner that a third party having knowledge of the relevant facts could determine whether the goals have been met.
     (ii) Procedures with Respect to Qualified Performance-Based Compensation. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Covered Employees and which is intended to constitute Qualified Performance-Based Compensation no later than 90 days following the commencement of any performance period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Participants, (b) select the performance criteria and adjustments applicable to the performance period (as provided in Section 9(c)(i) above),

(c) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period based on the performance criteria, (d) specify the relationship between performance criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each Participant for such performance period, and (e) establish, in terms of an objective formula or standard, the method for computing the amount of compensation payable upon attainment of the performance goals, such that a third party having knowledge of the relevant facts could calculate the amount to be paid. Following the completion of each performance period, the Committee shall determine whether and the extent to which the applicable performance goals have been achieved for such performance period and approve any bonus payments, which determination and approvals shall be recorded in the minutes of the Committee. In determining the amount earned under such Awards, with respect to any Award granted to one or more Covered Employees and which is intended to constitute Qualified Performance-Based Compensation, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.
     (iii) Payment of Qualified Performance-Based Compensation. Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to constitute Qualified Performance-Based Compensation, the Participant must be employed by Ingram Micro or any of its Affiliates throughout the performance period. Furthermore, a Participant shall be eligible to receive payment pursuant to such Awards for a performance period only if and to the extent the performance goals for such period are achieved, and only after the Committee has certified in writing that such goals have been achieved.
     (iv) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to an Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for Qualified Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.
     (d) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.
     (e) Annual Cash Limitation. Notwithstanding any provision in the Plan to the contrary, the aggregate amount of compensation to be paid to any one participant in respect of all Performance Awards payable in cash, and not related to Shares, in any fiscal year of the Company shall not exceed $7,500,000.
     (f) Applicability. The grant of an Award to an Eligible Individual for a particular performance period shall not require the grant of an Award to such Eligible Individual in any subsequent performance period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.
     Section 10. Other Stock-Based Awards. The Committee shall have authority to grant to Eligible Individuals an Other Stock-Based Award, which shall consist of any right which is not an Award described in Sections 6 through 9 above and which is an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply with applicable law, and to the extent deemed desirable by the Committee, with Rule 16b-3 and the requirements of Section 162(m) of the Code. Subject to the terms of the Plan, any contractual provisions affecting Ingram Micro and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.
     Section 11. Termination or Suspension of Employment or Service. The Committee shall have sole discretion to determine a Participant’s rights with respect to any Award in the event of a Participant’s termination of employment or service, including if a Participant’s employment or service with Ingram Micro or its Affiliates is terminated by reason of death, Disability, or Retirement.
     Section 12. Merger and other Corporate Transactions.
     (a) In the event of a merger of Ingram Micro with or into another corporation, each outstanding Award may be assumed or an equivalent award may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If, in such event, an Award is not assumed or substituted the Committee may cause the Award to become fully exercisable immediately prior to the date of the closing of the merger and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a merger, the Committee shall notify the Participant that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the merger, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Shares for each Share held on the effective date of the transaction (and if the holders are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the merger.
     (b) In the event of any transaction or event described in Section 12(a) or any unusual or nonrecurring transactions or events affecting Ingram Micro, any Affiliate, or the financial statements of Ingram Micro or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles: (i) to provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this section the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by Ingram Micro without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested, (ii) to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) to make adjustments in the number and type of shares of Ingram Micro’s stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future, (iv) to provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement and (v) to provide that the Award cannot vest, be exercised or become payable after such event.
     Section 13. Amendment and Termination.
     (a) Amendments to the Plan. The Board may terminate or discontinue the Plan at any time and the Board or the Committee may amend or alter the Plan or any portion thereof at any time; provided that no such amendment, alteration, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement or to comply with the listing or other requirements of any relevant exchange, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act or Section 162(m) of the Code, for which or with which the Board or the Committee deems it necessary or desirable to qualify or comply; provided, however, that any amendment to the Plan shall be submitted to Ingram Micro’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such amendment would:
     (i) materially increase the number of Shares reserved for issuance and delivery under Section 4(a) of the Plan;
     (ii) increase the per-person annual limits under Section 4(a) of the Plan;
     (iii) increase the number of Shares that may be issued and delivered under the Plan in connection with awards other than Options and Stock Appreciation Rights under Section 4(a) of the Plan;
     (iv) except to the extent provided in Section 4(c), increase the number of Shares which may be issued and delivered in connection with Awards described in Section 4(a) of the Plan; or
     (v) amend any of the terms and conditions of this Section 13(a).
     (b) Amendments to Awards. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
     (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may, subject to Section 13(d), cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.
     (d) Prohibition on Repricing. Subject to Section 4(c) and Section 12, the Committee shall not, without the approval of the shareholders of Ingram Micro, (i) lower the price per share of an Option or Stock Appreciation Right after it is granted, (ii) cancel an Option or Stock Appreciation Right in exchange for cash or another Award (other than in connection with a Substitute Award) when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares, or (iii) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

     Section 14. General Provisions.
     (a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under Section 10 or as an Award granted pursuant to Sections 8 or 9 hereof, may provide a Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. In addition, dividend equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.
     (b) Nontransferability.
     (i) Except as provided in subsection (ii) below, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.
     (ii) Notwithstanding subsection (i) above, the Committee may determine that an Award may be transferred by a Participant to one or more members of a Participant’s immediate family, to a partnership of which the only partners are members of a Participant’s immediate family, or to a trust established by a Participant for the benefit of one or more members of a Participant’s immediate family. For this purpose, immediate family means a Participant’s spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this subsection (ii) may not further transfer an Award. A trust described in this subsection (ii) may not be amended to benefit any Person other than a member of a Participant’s immediate family. An Award transferred pursuant to this subsection shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of Section 11 relating to the effect on the Award of the death, Retirement or termination of employment of a Participant, and shall be subject to such other rules as the Committee shall determine.
     (c) No Rights to Awards. No Eligible Individual, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.
     (d) Share Certificates. All certificates for Shares or other securities of Ingram Micro or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any stock exchange upon which such Shares or other securities are then listed and any applicable federal, state or foreign laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (e) Withholding. A Participant may be required to pay to Ingram Micro or any Affiliate, and Ingram Micro or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of Ingram Micro or such Affiliate to satisfy all obligations for the payment of such taxes. The number of Shares which may be so withheld shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from any such grant, lapse, vesting, or exercise of any Award. The Committee shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with any tax withholding obligation.

     (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to a Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.
     (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent Ingram Micro or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
     (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of Ingram Micro or any Affiliate. Further, Ingram Micro or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
     (i) Rights as a Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be issued under the Plan until he or she has become the registered holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent a Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Stock.
     (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.
     (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation, whether domestic or foreign, or entitle Ingram Micro to recover any amounts under Section 16(b) of the Exchange Act, and any payment tendered to Ingram Micro by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of Ingram Micro, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the federal securities laws and any other laws, whether domestic or foreign, to which such offer, if made, would be subject.
     (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Ingram Micro or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Ingram Micro or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Ingram Micro or any Affiliate.

     (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
     (o) Transfer Restrictions. Shares acquired hereunder may not be sold, assigned, transferred, pledged or otherwise disposed of, except as provided in the Plan or the applicable Award Agreement.
     (p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     (q) Sub-Plans. Subject to the terms hereof, the Committee may from time to time adopt one or more Sub-Plans and grant Awards thereunder as it shall deem necessary or appropriate in its sole discretion in order that Awards may comply with the laws, rules or regulations of any jurisdiction; provided, however, that neither the terms of any Sub-Plan nor Awards thereunder shall be inconsistent with the Plan.
     (r) Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date on which the Plan becomes effective. Notwithstanding any provision of the Plan to the contrary, in the event that following the date on which the Plan becomes effective the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury Guidance (including such Department of Treasury guidance as may be issued after the date on which the Plan becomes effective), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
     (s) Compensation Recovery. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any compensation recovery policy implemented by Ingram Micro, including, without limitation, any compensation recovery policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such compensation recovery policy and/or in the applicable Award Agreement.
     Section 15. Term of the Plan.
     (a) Effective Date. The Plan shall be effective as of June 8, 2011, subject to approval by the shareholders of Ingram Micro (the “Effective Date”). Awards may be granted hereunder prior to such shareholder approval subject in all cases, however, to such approval. If the Board determines in its sole discretion that Awards issued under Section 9 of the Plan should continue to be eligible to constitute Qualified Performance-Based Compensation, the Plan shall be resubmitted for approval by the shareholders in the fifth year after it shall have been last approved by the shareholders.
     (b) Expiration Date. No Award shall be granted under the Plan after June 7, 2021. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.